UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2024

Chenghe Acquisition I Co.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41246	98-1605340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 Beach Road #29-11 South Beach Tower Singapore		189767
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (+65) 9851 8611

LatAmGrowth SPAC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	LATGU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	LATG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously announced, Chenghe Acquisition I Co. (the “Company”) will convene an extraordinary general meeting of shareholders (the “Meeting”) scheduled on Wednesday, October 23, 2024. The Meeting will be held via live webcast at https://www.cstproxy.com/chengheacquisitioni/2024 to consider and vote upon the proposals described in the notice of meeting and definitive proxy statement filed by the Company with the Securities and Exchange Commission (“SEC”) on September 30, 2024 (the “Proxy Statement”). Capitalized terms not defined in this current report shall have the same meaning as set forth in the Proxy Statement.

The Company announces that to the extent that the Extension Amendment Proposal as set forth in the Proxy Statement is approved at the Meeting, in addition to Extension Contribution set forth in the Proxy Statement (being $0.025 for each of the Company’s Class A ordinary share not elected to be redeemed immediately after the Extraordinary General Meeting, for each Extension Period), the Company commits to pay (a) for each Extension Period from October 27, 2024 (exclusive) to January 27, 2025, $0.005 for each of the Company’s Class A ordinary share not elected to be redeemed immediately after the Extraordinary General Meeting; and (b) for each Extension Period from January 27, 2025 (exclusive) to April 27, 2025, $0.025 for each of the Company’s Class A ordinary share not elected to be redeemed immediately after the Extraordinary General Meeting.

In aggregate, the Company is committed to pay (a) $0.03 for each of the Company’s Class A ordinary share not elected to be redeemed immediately after the Extraordinary General Meeting for each Extension Period from October 27, 2024 (exclusive) to January 27, 2025; and (b) $0.05 for each of the Company’s Class A ordinary share not elected to be redeemed immediately after the Extraordinary General Meeting for each Extension Period from January 27, 2025 (exclusive) to April 27, 2025.

The record date for the shareholders to vote at the Meeting remains the close of business on September 20, 2024 (the “Record Date”). Shareholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action. Shareholders as of the Record Date can vote, even if they have subsequently sold their shares. In connection with the adjourned date, the Company has further extended the deadline for holders of the Company’s Class A ordinary shares to submit their shares for redemption in connection with the Extension Amendment Proposal to 5:00 p.m. Eastern Time on October 21, 2024 (two business days before the adjourned Meeting).

Shareholders who wish to withdraw their previously submitted redemption request may do so prior to the rescheduled Meeting by requesting that the transfer agent return such shares.

About the Company

The Company is a special purpose acquisition corporation incorporated under the laws of Cayman Islands for the purpose of effecting mergers, share exchanges, asset acquisitions, share purchases, reorganizations or similar business combinations with one or more businesses. For more information, please visit https://chengheinv.com/chenghe-acquisition-i-co/.

Additional Information and Where to Find It

The Proxy Statement has been mailed to the Company’s shareholders. The Company files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934. You can read the Company’s SEC filings, including the Proxy Statement, at the SEC’s website at http://www.sec.gov. If you would like additional copies of the Proxy Statement or if you have questions about the proposals to be presented at the Meeting, you should contact the Company’s proxy solicitation agent at the following address and telephone number:

Sodali & Co.

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Shareholders may call toll-free: +1 (800) 662-5200

Banks and Brokerage Firms, please call: +1 (800) 662-5200

Email: LATG.info@investor.sodali.com

You may also obtain these documents by requesting them in writing from the Company by addressing such request to us via email to chenghe@chenghecap.com.

Participants in the Solicitation

The Company and its sponsors, officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s shareholders. Information about the Company’s sponsors, officers and directors and their ownership of the Company’s ordinary shares is set forth in the Proxy Statement, and in Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on April 12, 2023 and other documents filed by the Company with the SEC. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Meeting and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chenghe Acquisition I Co.

By:	/s/ Zhaohai Wang
Name:	Zhaohai Wang
Title:	Chief Financial Officer

Date: October 18, 2024